SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report: (Date of earliest event reported): March 27, 2000



                               eSOFTBANK.COM, INC.
             -------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                                     1-12293
                            -------------------------
                            (Commission file number)

          Nevada                                         87-0394313
----------------------------             ---------------------------------------
(State or other jurisdiction             (I.R.S. Employer Identification Number)
 of incorporation)


                  Flat A, United Plaza, 5022 Binhe Main Street
                      Fution District, Shenzhen, PRC 518026
               ---------------------------------------------------
               (Address of principal executive offices) (Zip code)


                               011-86-755-255-1130
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 1. Change in Control of Registrant

     As a result of the acquisition of World Concept Development Limited and its Subsidiaries, control of our company shifted to the former shareholders of World Concept Development Limited. The new controlling shareholder and the other shareholders who own five percent (5%) or more of our outstanding common stock are as follows:

       Name                            Number of Shares Held          Percentage
                                     Directly and Beneficially
    ----------                      ---------------------------      -----------
Dr. Lan Hong Bing                          5,781,460                   45.17%
Best Asia Investment Limited                 747,200                    5.84%
Asia Concept Development Limited             840,600                    6.57%
China Enterprise Federation                  672,480                    5.25%
World Concept Holding Limited              1,120,800                    8.76%
Metrolink Holdings Limited                   790,000                    6.19%

Item 2. Acquisition or Disposition of Assets

     On March 27, 2000, we entered into an Exchange Agreement (the Exchange) with World Concept Development Limited (World), an independent third party. By means of the Exchange, we acquired 100% of the issued and outstanding shares of World in exchange for 9,300,000 post reverse split shares of our stock. In addition to the common stock, we also issued to the shareholders of World 3,000,000 warrants at $3.00 per share exercisable at anytime between March 27, 2000 and March 26, 2000; 2,000,000 warrants at $4.00 per share exercisable at anytime after March 26, 2001 and before March 27, 2002; and 2,000,000 warrants at $5.00 per share exercisable at anytime after March 26, 2002 and before March 27, 2003. Immediately, prior to the Exchange, we effected a one for five reverse stock split and changed the name of our Company to eSoftbank.com, Inc.

The Exchange has been accounted for using the purchase method of accounting which means that this is a reverse acquisition whereby eSoftBank.com, Inc. is deemed to be the acquiror in the business combination. Our existing shareholders will retain a 27% voting interest in the combined entity following the Exchange.

World, a development stage enterprise, was incorporated on October 27, 1999, in the British Virgin Islands. World incorporated its wholly owned subsidiary eSoftbank Networks (Shenzhen) Co. Ltd. (Shenzhen) on December 30, 1999, in the Peoples' Republic of China (PRC). World and Shenzhen were incorporated to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign, private or publicly held business. As of December 31, 1999, World had not commenced any formal business operations and the only activity related to the Company's formation.

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


On February 21, 2000, World, via Shenzhen, acquired 9.52% of the outstanding capital of SiTech Hainan Limited. (SiTech), a company related through common ownership and management from Dr. Hongbing Lan, a director and shareholder of both World and SiTech for approximately $62,650. On the same date, Shenzhen acquired an additional 42.86% of SiTech from SiTech Hainan Holding Co., Ltd. (Holdings), a company related through common ownership and management, for approximately $280,000. SiTech is a software designer and markets both packaged and custom designed Internet-related software applications. Since both entities involved in the acquisition were under common control, the transaction was
accounted   for  at   historical   cost  in  a   manner   similar   to  that  in
pooling-of-interests accounting. The consolidated financial statements include the results of operations for World and its subsidiary from their inception.

On February 21, 2000, Shenzhen also acquired an 80% of the newly issued and outstanding stock of eSoftbank (Beijing) Software Systems Co., Ltd. (Beijing), a PRC company, from Holdings for an initial capital investment of approximately $116,000. The remaining 20% of Beijing is owned by Mr. Hongyu Lan, the brother of Dr. Hongbing Lan.

Item 7. Financial Statements & Exhibits

     a.   Financial Statements of Businesses Acquired

          1. Financial Statements of World Concept Development Limited and Subsidiary as of December 31, 1999.

                   a.   Independent Auditor's Report                         F-1
                   b.   Consolidated Balance Sheet                           F-2
                   c.   Consolidated Statement of Operations                 F-3
                   d.   Consolidated Statement of Stockholders' Equity       F-4
                   e.   Consolidated Statement of Cash Flows                 F-5
                   f.   Notes to Consolidated Financial Statements     F-6 - F-8

          2. Financial Statements of SiTech Hainan Limited for the years ended December 31, 1998 and 1999.

                   a.   Independent Auditor's Report                         F-9
                   b.   Statements of Income                                F-10
                   c.   Statements of Changes in Shareholders' Equity       F-13
                   d.   Balance Sheets                                      F-14
                   e.   Statements of Cash Flows                            F-15
                   f.   Notes to Financial Statements                F-16 - F-22

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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         ESOFTBANK.COM, INC.

                                                      By: /s/
                                                         --------------------


Date: June 2, 2000

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